Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Frank Bozich, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Trinseo PLC;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2026

By:	/s/ Frank Bozich
Name:	Frank Bozich
Title:	Chief Executive Officer